UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Rule 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2019
Zymeworks Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38068	47-2569713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 540, 1385 West 8th Avenue, Vancouver, British Columbia, Canada		V6H 3V9
(Address of principal executive offices)		(Zip Code)

(604) 678-1388
(Registrant's telephone number, including area code)

Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 8.01	OTHER EVENTS
The following information is filed pursuant to Item 8.01, “Other Events.”
On April 25, 2019, Zymeworks Inc. (“Zymeworks”) issued a press release reporting that Daiichi Sankyo Company, Limited (“Daiichi”) had exercised its option for a commercial license to a proprietary immuno-oncology bispecific built on Zymeworks’ Azymetric™ and EFECT™ platforms. Zymeworks will receive a US$3.5 million payment based on Daiichi Sankyo’s selection of the first of up to three lead product candidates under its collaboration agreements with Zymeworks. Additionally, on April 25, 2019, Zymeworks filed a material change report regarding the exercise of such option with the Canadian securities regulatory authorities on the System for Electronic Document Analysis and Retrieval at www.sedar.com. Copies of this press release and material change report are respectively filed as exhibits 99.1 and 99.2 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Zymeworks Inc. on April 25, 2019
99.2	Material Change Report dated April 25, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: April 25, 2019	By:	/s/ Neil Klompas
	Name:	Neil Klompas
	Title:	Chief Financial Officer